Exhibit 99 (a)

Bank of Granite	NEWS
 — C O R P O R A T I O N —

FOR RELEASE:	April 12, 2007
BANK OF GRANITE CORPORATION REPORTS
EARNINGS FOR FIRST QUARTER OF 2007
     Bank of Granite Corporation (NASDAQ: GRAN) reported earnings of $4.0 million for the quarter ended March 31, 2007, a decrease of 9.1% from the $4.4 million reported for the first quarter of 2006. On a diluted earnings per share basis, the Company earned $0.25 per share in the first quarter of 2007 compared to $0.28 per share in the first quarter of 2006, a decrease of 10.7%. Earnings per share for 2006 have been adjusted to reflect the five-for-four stock split distributed in September of 2006. The earnings decrease for the first quarter resulted from higher provisions for loan losses of approximately $682,000, before taxes, to increase estimated reserves related to nonperforming loans in the Company’s Catawba Valley market area and from the charge-off of approximately $307,000, before taxes, of interest income on loans that were charged off or moved into nonaccruing status during the first quarter.
     The earnings decrease also resulted in less favorable key performance ratios. The annualized return on average assets (ROA) was 1.36% in the first quarter of 2007 compared to 1.62% in the first quarter of 2006, while the annualized return on average equity (ROE) was 10.99% compared to 12.84% for the same periods. The Company’s efficiency ratio for the first quarter was 49.54% in 2007 compared to 49.07% in 2006.
     The Company ended the first quarter of 2007 with total assets of $1.22 billion, total loans of $0.93 billion, and total deposits of $0.97 billion. Total assets grew 5.6%, loans grew 8.8%, and deposits grew 6.1% from the first quarter of 2006. Total assets, total loans, and total deposits were all at record levels as of March 31, 2007.
     Charles Snipes, Chairman and CEO, said, “While many banks our size would have been pleased to report this level of quarterly earnings, we are disappointed in these results.” Snipes expressed his appreciation to the Company’s employees for their hard work during a difficult quarter.
     Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
* * * * *
Please see the attached supplemental “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

PO Box 128	www.bankofgranite.com
Granite Falls, NC 28630

Bank of Granite Corporation	Three Months Ended
Selected Financial Data	March 31,
(in thousands except per share data)	2007	2006	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$22,635	$20,007	13.1%
Interest expense	8,960	6,622	33.9%

Net interest income, taxable equivalent	13,675	13,385	2.9%
Taxable equivalent adjustment	232	269	-13.8%

Net interest income	13,443	13,116	3.2%
Loan loss provision	1,917	1,235	55.2%
Noninterest income	3,151	3,001	5.0%
Noninterest expense	8,336	8,040	4.9%

Income before income taxes	6,341	6,842	-7.3%
Income taxes	2,297	2,395	-4.1%

Net income	$4,044	$4,447	-9.1%

Earnings per share — Basic*	$0.25	$0.28	-10.7%
Earnings per share — Diluted*	0.25	0.28	-10.7%

Average shares — Basic*	16,018	16,098	-0.5%
Average shares — Diluted*	16,074	16,153	-0.5%

Consolidated balance sheet data at March 31:
Total assets	$1,215,633	$1,150,800	5.6%
Total deposits	974,754	919,019	6.1%
Loans (gross)	932,186	856,471	8.8%
Stockholders’ equity	148,248	138,840	6.8%

Consolidated average balance sheet data:
Total assets	$1,202,007	$1,113,990	7.9%
Total deposits	960,524	886,464	8.4%
Loans (gross)	927,001	847,371	9.4%
Stockholders’ equity	149,277	140,415	6.3%

Consolidated performance ratios:
Return on average assets**	1.36%	1.62%
Return on average equity**	10.99%	12.84%
Efficiency ratio	49.54%	49.07%

Consolidated asset quality data and ratios:
Nonaccruing loans	$13,087	$6,627	97.5%
Accruing loans 90 days past due	1,615	3,616	-55.3%

Nonperforming loans	14,702	10,243	43.5%
Foreclosed properties	1,453	1,223	18.8%

Nonperforming assets	16,155	11,466	40.9%

Allowance for loan losses	16,672	15,119	10.3%

Loans charged off	1,134	173	555.5%
Recoveries of loans charged off	101	133	-24.1%

Net loan charge-offs (recoveries)	1,033	40	n/m

Net charge-offs to average loans**	0.45%	0.02%
Nonperforming loans to total assets	1.21%	0.89%
Allowance coverage of nonperforming loans	113.40%	147.60%
Allowance for loan losses to gross loans	1.79%	1.77%
Allowance for loan losses to net loans	1.82%	1.80%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,944	$12,585	3.6%
Loan loss provision	1,905	1,223	55.8%
Noninterest income	2,256	2,092	7.8%
Noninterest expense	6,771	6,389	7.5%
Income taxes	2,225	2,377	-6.4%
Net income	4,299	4,688	-8.3%

Granite Mortgage
Net interest income	$748	$707	5.8%
Loan loss provision	12	12	0.0%
Noninterest income	895	909	-1.5%
Noninterest expense	1,451	1,560	-7.0%
Income taxes	72	18	300.0%
Net income	108	26	315.4%

* Periods prior to September 2006 have been adjusted to reflect the 5-for-4 stock split distributed in September 2006.	More
** Annualized based on number of days in the period.

Bank of Granite Corporation	Quarters Ended
Supplemental Quarterly Financial Data	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2007	2006	2006	2006	2006

Consolidated earnings summary:
Interest income, taxable equivalent	$22,635	$23,112	$22,682	$21,739	$20,007
Interest expense	8,960	8,985	8,654	7,516	6,622

Net interest income, taxable equivalent	13,675	14,127	14,028	14,223	13,385
Taxable equivalent adjustment	232	238	237	254	269

Net interest income	13,443	13,889	13,791	13,969	13,116
Loan loss provision	1,917	1,877	1,387	1,915	1,235
Noninterest income	3,151	3,029	3,183	3,295	3,001
Noninterest expense	8,336	8,036	8,484	8,387	8,040

Income before income taxes	6,341	7,005	7,103	6,962	6,842
Income taxes	2,297	2,465	2,519	2,501	2,395

Net income	$4,044	$4,540	$4,584	$4,461	$4,447

Earnings per share — Basic*	$0.25	$0.28	$0.29	$0.28	$0.28
Earnings per share — Diluted*	0.25	0.28	0.29	0.28	0.28

Average shares — Basic*	16,018	16,022	16,018	16,058	16,098
Average shares — Diluted*	16,074	16,082	16,072	16,108	16,153

Consolidated ending balance sheet data:
Total assets	$1,215,633	$1,199,773	$1,184,469	$1,176,476	$1,150,800
Total deposits	974,754	963,837	950,545	945,665	919,019
Loans (gross)	932,186	912,492	887,218	876,880	856,471
Stockholders’ equity	148,248	146,433	143,950	140,250	138,840

Consolidated average balance sheet data:
Total assets	$1,202,007	$1,189,096	$1,174,604	$1,144,210	$1,113,990
Total deposits	960,524	953,876	942,102	913,170	886,464
Loans (gross)	927,001	898,878	874,654	869,153	847,371
Stockholders’ equity	149,277	147,417	143,991	142,161	140,415

Consolidated performance ratios:
Return on average assets**	1.36%	1.51%	1.55%	1.56%	1.62%
Return on average equity**	10.99%	12.22%	12.63%	12.59%	12.84%
Efficiency ratio	49.54%	46.84%	49.29%	47.88%	49.07%

Consolidated asset quality data and ratios:
Nonaccruing loans	$13,087	$9,289	$9,012	$7,635	$6,627
Accruing loans 90 days past due	1,615	5,074	4,319	3,603	3,616

Nonperforming loans	14,702	14,363	13,331	11,238	10,243
Foreclosed properties	1,453	1,162	1,217	851	1,223

Nonperforming assets	16,155	15,525	14,548	12,089	11,466

Allowance for loan losses	16,672	15,787	14,921	13,912	15,119

Loans charged off	1,134	1,140	668	3,222	173
Recoveries of loans charged off	101	130	289	101	133

Net loan charge-offs (recoveries)	1,033	1,010	379	3,121	40

Net charge-offs to average loans**	0.45%	0.45%	0.17%	1.44%	0.02%
Nonperforming loans to total assets	1.21%	1.20%	1.13%	0.96%	0.89%
Allowance coverage of nonperforming loans	113.40%	109.91%	111.93%	123.79%	147.60%
Allowance for loan losses to gross loans	1.79%	1.73%	1.68%	1.59%	1.77%
Allowance for loan losses to net loans	1.82%	1.76%	1.71%	1.61%	1.80%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$12,944	$13,432	$13,230	$13,316	$12,585
Loan loss provision	1,905	1,865	1,375	1,903	1,223
Noninterest income	2,256	2,178	2,058	2,087	2,092
Noninterest expense	6,771	6,446	6,709	6,489	6,389
Income taxes	2,225	2,418	2,407	2,411	2,377
Net income	4,299	4,881	4,797	4,600	4,688

Granite Mortgage
Net interest income	$748	$767	$861	$891	$707
Loan loss provision	12	12	12	12	12
Noninterest income	895	851	1,125	1,090	909
Noninterest expense	1,451	1,488	1,694	1,743	1,560
Income taxes	72	47	112	90	18
Net income	108	71	168	136	26

*   Periods prior to September 2006 have been adjusted to reflect the 5-for-4 stock split distributed in September 2006.
** Annualized based on number of days in the period.

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